                                                                     EXHIBIT 4.8



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                               WARRANT AGREEMENT



                         Dated as of ________ __, 1997

                                 by and between

                      Security Capital Group Incorporated

                                      and

                       The First National Bank of Boston

                                as Warrant Agent

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

                               WARRANT AGREEMENT

                              TABLE OF CONTENTS/1/


                                                                           Page
                                                                           ----
SECTION 1.     Appointment of Warrant Agent...............................  -1-

SECTION 2.     Issuance of Warrants.......................................  -1-

SECTION 3.     Warrant Certificates.......................................  -2-

SECTION 4.     Execution of Warrant Certificates..........................  -2-

SECTION 5.     Registration and Countersignature..........................  -2-

SECTION 6.     Registration of Transfers and Exchanges....................  -3-

SECTION 7.     Terms of Warrants; Exercise of Warrants....................  -3-

SECTION 8.     Reports....................................................  -7-

SECTION 9.     Payment of Taxes...........................................  -8-

SECTION 10.    Mutilated or Missing Warrant Certificates..................  -8-

SECTION 11.    Reservation of Warrant Shares..............................  -8-

SECTION 12.    Registration and Listing of Class B Shares.................  -9-

SECTION 13.    Adjustment of Exercise Rate................................  -9-

SECTION 14.    Fractional Interests....................................... -17-

SECTION 15.    Notices to Warrant Holders................................. -17-

SECTION 16.    Merger, Consolidation or Change of Name of Warrant Agent... -19-

SECTION 17.    Warrant Agent.............................................. -19-

SECTION 18.    Change of Warrant Agent.................................... -21-

----------------
/1/ This Table of Contents does not constitute a part of this Agreement or have any bearing upon the interpretation of any of its terms or provisions.

                                                                           Page
                                                                           ----
SECTION 19.    Notices to the Company and Warrant Agent................... -22-

SECTION 20.    Supplements and Amendments................................. -22-

SECTION 21.    Successors................................................. -23-

SECTION 22.    Termination................................................ -23-

SECTION 23.    Governing Law; Jurisdiction................................ -23-

SECTION 24.    Benefits of This Agreement................................. -23-

SECTION 25.    Counterparts............................................... -23-

SECTION 26.    Further Assurances......................................... -23-


                               WARRANT AGREEMENT

     WARRANT AGREEMENT ("Agreement"), dated as of _______ __, 1997, between Security Capital Group Incorporated, a Maryland corporation (the "Company"), and The First National Bank of Boston, a national banking association, as Warrant Agent (the "Warrant Agent").

     WHEREAS, Security Capital Pacific Trust, a Maryland real estate investment trust ("PTR"), Security Capital Atlantic Incorporated, a Maryland corporation ("Atlantic"), and Security Capital Industrial Trust, a Maryland real estate investment trust ("SCI"), have each entered into a separate Merger and Issuance Agreement (each, a "Merger and Issuance Agreement"), each dated March __, 1997 with the Company, pursuant to which, among other things, the Company has agreed to issue, on the terms and conditions set forth in each respective Merger and Issuance Agreement, to each of the shareholders of PTR, Atlantic and SCI, Warrants, as hereinafter described (collectively, the "Warrants" and the certificates evidencing the Warrants hereinafter referred to as the "Warrant Certificates"), to purchase up to an aggregate ________ shares of Class B Common Stock, par value $.01 per share (the "Class B Shares"), of the Company (the Class B Shares issuable on exercise of the Warrants being referred to herein as the "Warrant Shares" and, where appropriate, such term shall also mean the other securities or property purchasable and deliverable upon exercise of a Warrant as provided in Section 13 hereof); each Warrant entitles the holder of the Warrant upon exercise to receive from the Company, as adjusted as provided herein, one
(1) fully paid, registered and nonassessable Warrant Share at the Exercise Price (as defined herein);

     WHEREAS, the Warrants are being issued by the Company as part of a public distribution registered under the Securities Act of 1933, as amended; and

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of Warrant Certificates (and the delivery of a Prospectus (as defined herein) in connection therewith) and other matters as provided herein.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

     SECTION 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment.

     SECTION 2. Issuance of Warrants. The Warrants shall be originally issued by the Company at the time and in the manner specified in each Merger and Issuance Agreement.

     SECTION 3. Warrant Certificates. The Warrant Certificates to be delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached hereto.

     SECTION 4. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President, any Managing Director, any Senior Vice President or any Vice President and by its Secretary or an Assistant Secretary. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, Chief Executive Officer, President, Senior Vice President, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, Chief Executive Officer, President, Managing Director, Senior Vice President, Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of such officer shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

     In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent pursuant to Section 5 hereof, or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Agreement any such person was not such officer.

     Warrant Certificates shall be dated the date of countersignature by the Warrant Agent pursuant to Section 5 hereof.

     SECTION 5. Registration and Countersignature. The Warrant Agent, on behalf of the Company, shall number and register the Warrant Certificates in a register as they are issued by the Company.

     Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the Chairman of the Board, Chief Executive Officer, President, any Managing Director, any Senior Vice President, any Vice President, the Secretary of the Company, or any Assistant Secretary of the Company, initially countersign and deliver Warrants entitling the holders thereof to purchase not more than the number of Warrant Shares referred to above in the first recital hereof and shall countersign and deliver Warrants as otherwise provided in this Agreement.

     The Company and the Warrant Agent may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes.

     SECTION 6. Registration of Transfers and Exchanges. The Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificates upon the records to be maintained by it for that purpose, upon surrender thereof accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled by the Warrant Agent. The Warrant Certificate will be accompanied by a Prospectus, if any, which Prospectus shall include any Prospectus provided by the Company to the Warrant Agent pursuant to paragraph (h) of Section 7. Cancelled Warrant Certificates shall thereafter be disposed of by the Warrant Agent in a manner satisfactory to the Company.

     Warrant Certificates may be exchanged at the option of the holder(s) thereof, when surrendered to the Warrant Agent at its corporate trust office in the Borough of Manhattan, The City of New York or at such other location as it may notify the holders of Warrants that it maintains as its principal office for trust administration (the "Warrant Agent Office") for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by the Warrant Agent in a manner satisfactory to the Company.

     No service charge shall be made for any exercise, exchange or registration of transfer of Warrant Certificates or any issuance of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other governmental charge or tax that may be imposed in connection with any such transfer or exchange.

     The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of this Section 6, the new Warrant Certificates required pursuant to the provisions of this Section 6.

     SECTION 7. Terms of Warrants; Exercise of Warrants. (a) Subject to the terms of this Agreement, the Warrants shall expire at 5:00 p.m., New York, New York time on _______ __, 1998, or such later date as may be determined in accordance with paragraph (h) of this Section 7 or pursuant to Section 20 hereof (the "Expiration Date"). Each Warrant may be exercised on any Business Day (as defined below) on or after the date of this Warrant Agreement (the "Exercisability Date") and on or prior to the Expiration Date. Each Warrant not exercised prior to 5:00 p.m., New York, New York time, on the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.

     (b) Subject to the provisions of this Agreement, the holder of each Warrant shall have the right to purchase from the Company on or after the Exercisability Date and on or prior to the Expiration Date, one (1) fully paid, registered and nonassessable Warrant Share, subject to adjustment in accordance with Section 13 hereof, at the purchase price of ___ dollars ($____) for each Warrant exercised (the "Exercise Price"). The number or amount of Warrant Shares for which a Warrant may be exercised, as adjusted pursuant hereto, is referred to herein as the "Exercise Rate."

     For purposes of this Section 7 and elsewhere in this Agreement, the following terms shall have the meanings provided hereafter:

     "Affiliate" means, with respect to another Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such other Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

     "Board of Directors" means the Board of Directors of the Company.

     "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which commercial banking institutions in The City of New York are authorized by law to be closed.

     "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of corporate stock.

     "Equity Interests" means Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any publicly traded debt security that is convertible into, or exchangeable for, Capital Stock).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Person" means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

     "Prospectus" means the prospectus of the Company included in the Registration Statements, as amended or supplemented by any prospectus supplements or any other amendments thereto (including post-effective amendments).

     "Registration Statements" means the three Registration Statements on Form S-4 filed with the SEC under the Securities Act covering the offering and exercise of the Warrants.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Subsidiary" of any specified Person means (i) a corporation a majority of whose outstanding Voting Stock is at the time, directly or indirectly, owned by such Person or by such Person and a Subsidiary or Subsidiaries of such Person or by a Subsidiary or Subsidiaries of such Person or (ii) any other Person (other than a corporation) in which such Person or such Person and a Subsidiary or Subsidiaries of such Person or a Subsidiary or Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has at least majority ownership interest.

     "Voting Stock" of any Person means Capital Stock of such Person with voting power, under ordinary circumstances, to elect directors of such Person.

     (c) Warrants may be exercised on and after the Exercisability Date and on or prior to the Expiration Date by (i) surrendering at any office or agency maintained by the Company for that purpose, which will initially be the Warrant Agent Office (each a "Warrant Exercise Office"), the Warrant Certificate evidencing such Warrants with the form of election to purchase Warrant Shares set forth on the reverse side of the Warrant Certificate (the "Election to Exercise") duly completed and signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, and in the case of a transfer, such signature shall be guaranteed by an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (each an "Eligible Guarantor Institution"), and (ii) paying in full the Exercise Price for each such Warrant exercised and any other amounts required to be paid pursuant to this Agreement. Each Warrant may be exercised in whole or in part.

     (d) Simultaneously with the exercise of each Warrant, payment in full of the Exercise Price shall be made in cash, certified or official bank check or wire transfer to be delivered to the office or agency where the Warrant Certificate is being surrendered. No adjustment shall be made hereunder on account of any Warrant Shares issued upon exercise of a Warrant under this Agreement after the exercise of such Warrant. Except for certain adjustments as set forth in Section 13, no payment shall be made on Warrant Shares on account of any dividend or distribution authorized and declared on Class B Shares to holders of such Class B Shares of record as of a date prior to the Exercise Date.

     (e) Upon such surrender of a Warrant Certificate and payment and collection of the Exercise Price at any Warrant Exercise Office, such Warrant Certificate and payment shall be promptly delivered to the Warrant Agent. The "Exercise Date" for a Warrant shall be the date when all of the items referred to in the first sentence of each of paragraphs
(c) and (d) of this Section 7 are received by the Warrant Agent at or prior to 2:00 p.m., New York, New York time, on a Business Day and the exercise of the Warrants will be effective as of such Exercise Date. If any items referred to in the first sentence of paragraphs (c) and (d) are received after 2:00 p.m., New York, New York time, on a Business Day, the exercise of the Warrants to which such item relates will be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on the Expiration Date, if all of the items referred to in the first sentence of each of paragraphs (c) and (d) of this Section are received by the Warrant Agent at or prior to 5:00 p.m. New York, New York time, on such Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date.

     (f) Subject to the provisions of paragraph (h) of this Section 7, upon the exercise of a Warrant in accordance with the terms hereof, the receipt of a Warrant Certificate and payment of the Exercise Price, the Warrant Agent shall:
(i) cause an amount equal to the Exercise Price to be paid to the Company by crediting the same to the account designated by the Company in writing to the Warrant Agent for that purpose; (ii) advise the Secretary of the Company immediately by telephone of the amount so deposited to the Company's account and promptly confirm such telephonic advice in writing; and (iii) as soon as practicable, advise the Company in writing of the number of Warrants exercised in accordance with the terms and conditions of this Agreement and the Warrant Certificates, the instructions of each exercising holder of the Warrant Certificates with respect to delivery of the Warrant Shares to which such holder is entitled upon such exercise, and such other information as the Company shall reasonably request.

     (g) Subject to the provisions of paragraph (h) of this Section 7 and of
Section 14 hereof, upon such surrender of Warrants and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the registered holder of the Warrant Certificate evidencing such exercised Warrant or Warrants, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants, in fully registered form, registered in such name or names as may be directed by such holder pursuant to the Election to Exercise, as set forth on the reverse of the Warrant Certificate or on the Assignment Form, together with cash as provided in Section 14 hereof; provided, however, that if any consolidation, merger or lease or sale of assets is proposed to be effected by the Company as described in subsection (k) of Section 13 hereof, or a tender offer or an exchange offer for Class B Shares shall be made, upon such surrender of Warrants and payment of the Exercise Price as aforesaid, the Company shall, as soon as possible, but in any event not later than two business days thereafter, issue and cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrant in the manner described in this sentence together with cash as provided in Section 14 hereof. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price. No fractional shares shall be issued upon exercise of any Warrants in accordance with Section 14 hereof.

     All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent and be disposed of in a manner satisfactory to the Company.

     The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the holders during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

     (h) Upon written notice from the Company to the Warrant Agent of the happening of any event that requires the making of any changes in the Registration Statements or the Prospectus in order that such documents not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Warrant Agent shall immediately suspend the exercise of Warrant Certificates until such time as (i) the Company, through the Warrant Agent, is able to deliver to each holder of Warrant Certificates a supplement to, or amended, Prospectus in compliance with the provisions of the Securities Act, or (ii) the Company has notified the Warrant Agent in writing that the use of the current Prospectus may be resumed. Upon any such suspension, the Company shall file a Form 8-K with the SEC disclosing the suspension of warrant exercises. The Company shall promptly take all such action as may be necessary or appropriate, including, without limitation, the filing of a post-effective amendment to the Registration Statements and/or the filing of an amended, or supplement to the, Prospectus, to limit the duration of any suspension with respect to the exercise of Warrant Certificates pursuant to this paragraph (h). In the event of any suspension of exercises pursuant to this paragraph (h), the Expiration Date, as defined in paragraph (a) of this Section 7, shall be extended by the same number of days as exercises of Warrant Certificates were suspended pursuant to this paragraph (h). When the Company is in a position to recommence the exercise of Warrant Certificates, it shall notify the Warrant Agent in writing that the Company has terminated the suspension of the exercise of Warrant Certificates and it shall also notify the Warrant Agent in writing of the new Expiration Date. The Company shall provide to the Warrant Agent copies, in sufficient number, of the supplement to, or amended, Prospectus and the Warrant Agent shall promptly transmit such supplement to, or amended, Prospectus to each holder of Warrant Certificates. In addition, the Company shall provide written notice to each holder of Warrant Certificates of such new Expiration Date.

     SECTION 8. Reports. Whether or not required by the rules and regulations of the SEC, so long as any Warrants are outstanding, the Company will furnish to the holders of Warrants all financial information that would be required to be contained in an annual report prepared in compliance with Rule 14a-3 under the Exchange Act, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and a report thereon by the Company's independent certified public accountants. In addition, whether or not required by the rules and regulations of the SEC, the Company will make such information available to investors, securities analysts and broker-dealers who request it in writing.

     SECTION 9. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrants and of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     SECTION 10. Mutilated or Missing Warrant Certificates. If any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue and the Warrant Agent shall countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and to the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity and security therefor, if requested, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

     SECTION 11. Reservation of Warrant Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Class B Shares, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of Class B Shares which may then be deliverable upon the exercise of all outstanding Warrants.

     The Company or the transfer agent for the Class B Shares (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 14 hereof. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each holder pursuant to Section 15 hereof.

     Before taking any action which would cause an adjustment pursuant to
Section 13 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

     The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon payment of the Exercise Price and issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

     SECTION 12. Registration and Listing of Class B Shares. The Company hereby represents and warrants that the Warrants and the Warrant Shares have been duly registered or approved, as the case may be, with the appropriate governmental authorities under applicable federal and state laws. The Warrants and the Warrant Shares have been approved for listing or quotation on each national securities exchange or inter-dealer quotation system on which the Class B Shares are listed or quoted, and the Company shall maintain the listing or quotation of such Warrants and Warrant Shares; and the Company, upon official notice of issuance, will list or quote on such national securities exchange, will register under the Exchange Act and will maintain such listing or quotation of, any Other Securities (as defined below) that at any time are issuable upon exercise of the Warrants, if and at the time that any securities of the same class shall be listed or quoted on such national securities exchange or inter-dealer quotation system by the Company.

     "Other Securities" means any stock (other than Class B Shares) and other securities of the Company or any other Person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Class B Shares, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Class B Shares or Other Securities pursuant to
Section 13 hereof or otherwise.

     SECTION 13. Adjustment of Exercise Rate. The Exercise Rate is subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 13. For purposes of this Section 13, "Class B Shares" means the Class B Shares and any other stock of the Company, however designated, for which the Warrants may be exercisable.

          (a) Adjustment for Change in Capital Stock.

     If the Company:

          (1) pays a dividend or makes a distribution on its Class B Shares in Class B Shares;

          (2) subdivides its outstanding Class B Shares into a greater number of shares;

          (3) combines its outstanding Class B Shares into a smaller number of shares;

          (4) makes a distribution on its Class B Shares in shares of its capital stock other than Class B Shares; or

          (5) issues by reclassification of its Class B Shares any shares of its capital stock,

then the Exercise Rate in effect immediately prior to such action shall be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which such holder would have owned immediately following such action if such Warrant had been exercised immediately prior to such action or immediately prior to the record date applicable thereto, if any.

     The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

     If, after an adjustment, a holder of a Warrant upon exercise may receive shares of two or more classes of capital stock of the Company, the Exercise Rate of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Class B Shares in this Section 13.

     Such adjustment shall be made successively whenever any event listed above shall occur.

          (b) Adjustment for Rights Issue or Sale of Class B Shares Below Current Market Value.

     If the Company (i) distributes any rights, warrants or options to all holders of its Class B Shares entitling them to subscribe for or purchase Class B Shares at a price per share less than 94% (100% if a stand-by underwriter is used and charges the Company a commission) of the Current Market Value at the Time of Determination (each as defined in paragraph (d) of this Section 13) or
(ii) sells any Class B Shares or any securities convertible into or exchangeable or exercisable for the Class B Shares (other than pursuant to (1) the exercise of the Warrants, (2) any security convertible into, or exchangeable or exercisable for, the Class B Shares as to which the issuance thereof has previously been the subject of any required adjustment (whether or not actually made) pursuant to this Section 13 or (3) the conversion of shares of Class A Common Stock of the Company into Class B Shares pursuant to their terms) at a price per share less than the Current Market Value, the Exercise Rate shall be adjusted in accordance with the formula:

               E' = E  x       (O + N)
                           ---------------
                           (O + (N x P/M))

where:

E' = the adjusted Exercise Rate;

E  = the current Exercise Rate;

O = the number of Class B Shares outstanding on the record date for the distribution to which this paragraph (b) is being applied or on the date of sale of Class B Shares at a price per share less than the Current Market Value to which this paragraph (b) applies, as the case may be;

N = the number of additional Class B Shares issuable upon exercise of all rights, warrants and options so distributed or the number of Class B Shares so sold or the maximum stated number of Class B Shares issuable upon the conversion, exchange or exercise of any such convertible, exchangeable or exercisable securities, as the case may be;

P = the offering price per share of the additional Class B Shares upon the exercise of any such rights, options or warrants so distributed or pursuant to any such convertible, exchangeable or exercisable securities so sold or the sale price of the shares so sold, as the case may be; and

M = the Current Market Value as of the Time of Determination or at the time of sale, as the case may be.

     The adjustment shall be made successively whenever any such rights, warrants or options are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, warrants or options. If at the end of the period during which such rights, warrants or options are exercisable, not all rights, warrants or options shall have been exercised, the Exercise Rate shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

     No adjustment shall be made under this paragraph (b) if the application of the formula stated above in this paragraph (b) would result in a value of E' that is lower than the value of E.

          (c) Adjustment for Other Distributions.

     If the Company distributes to all holders of its Class B Shares any of its assets or debt securities or any rights, warrants or options to purchase any of its debt securities or assets, the Exercise Rate shall be adjusted in accordance with the formula:

               E' = E  x   M
                          ---
                          M-F
where:

E'  =  the adjusted Exercise Rate;

E   =  the current Exercise Rate;

M   =  the Current Market Value; and

F   =  the fair market value (on the record date for the distribution to which this paragraph (c) applies) of the assets, securities, rights, warrants or options to be distributed in respect of each Class B Share in the distribution to which this paragraph (c) is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

     The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution. If at the end of the period during which such rights, warrants or options are exercisable, not all rights, warrants or options shall have been exercised, the Exercise Rate shall be immediately readjusted to what it would have been if such rights, warrants or options which are not exercised had not been issued.

     This subsection (c) does not apply to cash dividends or cash distributions paid out of consolidated retained earnings as shown on the books of the Company prepared in accordance with generally accepted accounting principles other than any Extraordinary Cash Dividend (as defined below). An "Extraordinary Cash Dividend" shall be that portion, if any, of the aggregate amount of all cash dividends paid in any fiscal year which exceeds the sum of (A) the Company's cumulative undistributed earnings on the date of this Agreement, plus (B) the cumulative amount of earnings, as determined by the Board of Directors, after such date, minus (C) the cumulative amount of dividends accrued or paid in respect of the Class B Shares. In all cases, the Company shall give the Warrant holders advance notice of a record date for any dividend payment on the Class B Shares which notice is delivered on a date at least as early as the date of notice to the holders of Class B Shares.

          (d)  Current Market Value at the Time of Determination.

     "Current Market Value" per Class B Share or of any other security at any date shall be the average of the daily market price, for the twenty (20) consecutive trading days immediately preceding the day of such determination. The market price for each such trading day shall be: (i) the last reported sales price on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, in either case as reported on the New York Stock Exchange ("NYSE") or, (ii) if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or,
(iii) if not listed or admitted for trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or, (iv) if such security is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, (v) if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Chairman of the Board or the Board of Directors or, (vi) if such bid and asked prices are not so furnished, then the fair market value of the security as established by the Board of Directors acting in their good faith reasonable judgment.

     "Time of Determination" means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants, or options or a distribution, in each case, to which paragraphs (b) or (c) apply and (ii) the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or distribution on such national or regional exchange or market on which the Class B Shares are then listed or quoted.

          (e)  Consideration Received.

     For purposes of any computation respecting consideration received pursuant to subsection (b) of this Section 13, the following shall apply:

               (1) in the case of the issuance of Class B Shares for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

               (2) in the case of the issuance of Class B Shares for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive, and described in a Board resolution which shall be filed with the Warrant Agent; and

               (3) in the case of the issuance of securities convertible into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection).

          (f)  When De Minimis Adjustment May Be Deferred.

     No adjustment in the Exercise Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

     All calculations under this Section 13 shall be made to the nearest 1/100th of a share.

          (g)  When No Adjustment Required.

     No adjustment need be made for a transaction referred to in subsections
(a), (b) or (c) of this Section 13 if Warrant holders are offered the opportunity to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Class B Shares participate in the transaction.

     To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

          (h)  Notice of Adjustment.

     Whenever the Exercise Rate is adjusted, the Company shall provide the notices required by Section 15 hereof.

          (i)  Voluntary Adjustment.

     The Company from time to time may, as the Board of Directors deems appropriate, increase the Exercise Rate by any amount for any period of time if the period is at least 20 days and if the increase is irrevocable during the period.

     Whenever the Exercise Rate is increased, the Company shall mail to Warrant holders a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Exercise Rate takes effect. The notice shall state the increased Exercise Rate and the period it will be in effect.

     An increase of the Exercise Rate pursuant to this Section 13(i), other than an increase which the Company has irrevocably committed will be in effect for so long as any Warrants are outstanding, does not change or adjust the Exercise Rate otherwise in effect for purposes of subsections (a), (b) or (c) of this
Section 13.

          (j)  Notice of Certain Transactions.

     If:

               (1) the Company takes any action that would require an adjustment in the Exercise Rate pursuant to subsections (a), (b) or (c) of this Section 13 and if the Company does not arrange for Warrant holders to participate pursuant to subsection (g) of this Section 13;

               (2) the Company takes any action that would require a supplemental Warrant Agreement pursuant to subsection (k) of this Section 13; or

               (3) there is a liquidation or dissolution of the Company,

the Company shall mail to Warrant holders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

          (k)   Reorganization of the Company.

     If the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any Person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the Person to which such sale or conveyance shall have been made (any such Person, the "Successor Guarantor"), shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 13. The Successor Guarantor shall mail to Warrant holders a notice describing the supplemental Warrant Agreement.

     If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an Affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement.

     If this subsection (k) applies, subsections (a), (b) or (c) of this Section 13 do not apply.

          (l)  The Company Determination Final.

     Any determination that the Company or the Board of Directors must make pursuant to subsection (a), (b), (c), (d), (e) or (g) of this Section 13 is conclusive.

          (m)  Warrant Agent's Disclaimer.

     The Warrant Agent has no duty to determine when an adjustment under this
Section 13 should be made, how it should be made or what it should be. The Warrant Agent has no duty to determine whether any provisions of a supplemental Warrant Agreement under subsection (k) of this Section 13 are correct. The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this Section 13.

          (n)  When Issuance or Payment May Be Deferred.

     In any case in which this Section 13 shall require that an adjustment in the Exercise Rate be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Rate and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 14 hereof; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

          (o)  Form of Warrants.

     Irrespective of any adjustments in the Exercise Rate, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

          (p)  Adjustments to Par Value.

     The Company shall from time to time make such adjustments to the par value of the Class B Shares as may be necessary so that at all times, upon exercise of the Warrants, the Warrant Shares will be fully paid and nonassessable.

          (q) Priority of Adjustments. If this Section 13 requires adjustments to the Exercise Rate under more than one of paragraphs (a), (b) or (c), and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of paragraph (a), second, the provisions of paragraph (c) and, third, the provisions of paragraph (b).

          (r) Multiple Adjustments. After an adjustment to the Exercise Rate under this Section 13, any subsequent event requiring an adjustment under this
Section 13 shall cause an adjustment to the Exercise Rate as so adjusted.

     SECTION 14. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 14, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall notify the Warrant Agent in writing of the amount to be paid in lieu of the fraction of a Warrant Share and concurrently pay or provide to the Warrant Agent for payment to the Warrant holder an amount in cash equal to the product of (i) such fraction of a Warrant Share and (ii) the difference of the Current Market Value of a Class B Share as of the date of exercise of the Warrants and the Exercise Price.

     SECTION 15. Notices to Warrant Holders. Upon any adjustment of the Exercise Rate pursuant to Section 13 hereof, the Company shall promptly thereafter (i) cause to be filed with the Warrant Agent a certificate of a firm of independent public accountants of recognized standing selected by the Company (who may be the regular auditors of the Company) setting forth the Exercise Rate after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Rate, upon exercise of a Warrant and payment of the Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered holders of the Warrant Certificates at such registered holder's address appearing on the Warrant register written notice of such adjustment by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 15.

     In the event:

          (a) the Company shall authorize the issuance to all holders of Class B Shares of rights, options or warrants to subscribe for or purchase Class B Shares or of any other subscription rights or warrants (other than rights, options or warrants issued to all holders of its Class B Shares entitling them to subscribe for or purchase Class B Shares at a price per share not less than 94% (100% if a stand-by underwriter is used and charges the Company commission) of the Current Market Value); or

          (b) the Company shall authorize the distribution to all holders of Class B Shares of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in Class B Shares or distributions referred to in subsection (a) of Section 13 hereof); or

          (c) of any consolidation or merger to which the Company is a party or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Class B Shares issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for Class B Shares; or

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

          (e) the Company proposes to take any action (other than actions of the character described in Section 13(a)) which would require an adjustment of the Exercise Rate pursuant to Section 13;

then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each of the registered holders of the Warrant Certificates at its address appearing on the Warrant register, at least 20 days (or 15 days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, or reasonably promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of Class B Shares to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for Class B Shares, or (iii) the date on which any such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of Class B Shares shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or (iv) the new Expiration Date. The failure to give the notice required by this Section 15 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

     Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

     SECTION 16. Merger, Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor warrant agent under the provisions of Section 18 hereof. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

     In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

     SECTION 17. Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

          (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as herein otherwise provided.

          (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied by the Company.

          (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

          (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any Warrant Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Warrant Agent shall not be bound by any notice or demand, or any waiver, modification, termination or revision of this Agreement or any of the terms hereof, unless evidenced by a writing between the Company and the Warrant Agent.

          (e) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes (including withholding taxes) and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution, delivery and performance of its responsibilities under this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution, delivery and performance of its responsibilities under this Agreement except as a result of its negligence or bad faith.

          (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery or judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

          (g) Except as may be limited by applicable law, the Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          (h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

          (i) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of any Warrant Certificate to make or cause to be made any adjustment of the Exercise Rate or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

     SECTION 18. Change of Warrant Agent. If the Warrant Agent shall become incapable of acting as Warrant Agent or shall resign as provided below, the Company shall appoint a successor to such Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such incapacity or resignation by the Warrant Agent or by the registered holders of a majority of Warrant Certificates, then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. The holders of two-thirds of the unexercised Warrants shall be entitled at any time to require the Company to remove the Warrant Agent and appoint a successor to such Warrant Agent. Upon receipt of such request, the Company shall promptly provide the Warrant Agent with 30 days prior written notice of the effective date of such removal of Warrant Agent and shall appoint a successor to such Warrant Agent. Such successor to the Warrant Agent need not be approved by the Company or the former Warrant Agent. Any successor to the Warrant Agent, whether appointed by the Company, the court or the holders of a majority of the unexercised Warrants, shall be (a) a corporation or other entity organized and doing business under the laws of the United States or any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by Federal or state authority and which has at the time of its appointment as Warrant Agent a combined capital and surplus of at least $25,000,000, or (b) an affiliate of a corporation or other entity described in clause (a) of this sentence. After appointment the successor to the Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor to the Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 18, however, or any defect therein, shall not affect the legality or validity of the appointment of a successor to the Warrant Agent.

     The Warrant Agent may resign at any time and be discharged from the obligations hereby created by so notifying the Company in writing at least 30 days in advance of the proposed effective date of its resignation. If no successor Warrant Agent accepts the engagement hereunder by such time, the Company shall act as Warrant Agent.

     SECTION 19. Notices to the Company and Warrant Agent. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

          Security Capital Group Incorporated
          125 Lincoln Avenue, Suite 300
          Santa Fe, New Mexico 87501
          Attention:  Jeffrey A. Klopf

          with a copy to:

          Mayer, Brown & Platt
          190 South LaSalle Street
          Chicago, Illinois 60603
          Attention:  Edward J. Schneidman

     Any notice pursuant to this Agreement to be given by the Company or by the registered holder of any Warrant Certificate to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent as follows:

          The First National Bank of Boston
          150 Royall Street
          Canton, Massachusetts 02021
          Attention: Client Administration

     Notice may also be given by facsimile transmission (effective when receipt is acknowledged) or by overnight delivery service (effective the next business day).

     SECTION 20. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement and the terms of the Warrants without the approval of any holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way materially adversely affect the interests of the holders of Warrant Certificates, including, without limitation, any amendment pursuant to which the Expiration Date would be extended. Any amendment or supplement to this Agreement that has a material adverse effect on the interests of holders shall require the written consent of registered holders of a majority of the then outstanding Warrants; provided, however, that the consent of each holder of a Warrant affected shall be required for any amendment pursuant to which the Exercise Price would be increased, the number of Warrant Shares purchasable upon exercise of Warrants would be decreased, the period of time during which the Warrants are exercisable is reduced, the percentage required for modification is reduced, or any change to this Section 20 is effected (other than in accordance with Section 13 or 14 hereof).

     SECTION 21. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     SECTION 22. Termination. This Agreement shall terminate at 5:00 p.m., New York, New York time on _______ __, 1998, unless extended pursuant to paragraph
(h) of Section 7 or pursuant to Section 20 hereof. Notwithstanding the foregoing, this Agreement will terminate on such earlier date on which all Warrants have been exercised. The provisions of Section 17 hereof shall survive such termination.

     SECTION 23. Governing Law; Jurisdiction. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Maryland and for all purposes shall be governed by and construed in accordance with the internal laws of said State.

     SECTION 24. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant Certificates.

     SECTION 25. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     SECTION 26. Further Assurances. From time to time on and after the date hereof, the Company shall deliver or cause to be delivered to the Warrant Agent such further documents and instruments and shall do and cause to be done such further acts as the Warrant Agent shall reasonably request (it being understood that the Warrant Agent shall have no obligation to make such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                           SECURITY CAPITAL GROUP INCORPORATED


                           By: ___________________
                               William D. Sanders
                               Chairman



THE FIRST NATIONAL BANK OF BOSTON


By:
   ---------------------------
   Name:
   Title:

                                                                       EXHIBIT A

                         [FORM OF WARRANT CERTIFICATE]

                                     [FACE]
                                                                  CUSIP #_______
No. ___                                                           _____ Warrants

                              Warrant Certificate


                      Security Capital Group Incorporated


     This Warrant Certificate certifies that ____________, or registered assigns, is the registered holder of ____________ Warrants expiring __________ __, 1998, unless extended (the "Warrants"), to purchase shares of the Class B Common Stock, par value $.01 per share (the "Class B Shares"), of Security Capital Group Incorporated, a Maryland corporation (the "Company"). Each Warrant entitles the holder upon exercise to receive from the Company at any time from 9:00 a.m. ________ __, 1997 to 5:00 p.m., New York, New York time on __________ __, 1998, unless extended in accordance with the provisions of the Warrant Agreement, one fully paid, registered and nonassessable Class B Share (a "Warrant Share", which may also include any other securities or property purchasable upon exercise of a Warrant, such adjustment and inclusion each as provided in the Warrant Agreement) at the initial exercise price of ____ dollars ($_____) per share (the "Exercise Price"), payable in United States dollars by certified or official bank check to the order of the Company, upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency maintained for that purpose by the Company (the "Warrant Agent Office"), subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Company has initially designated the corporate trust office of the Warrant Agent in the Borough of Manhattan, the City of New York, as the initial Warrant Agent Office. The number or amount of Warrant Shares for which a Warrant may be exercised (the "Exercise Rate") is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement. All capitalized terms not defined herein shall have the meanings assigned to such terms in the Warrant Agreement.

     Unless such date or time is extended as provided in the Warrant
Agreement, no Warrant may be exercised after 5:00 p.m., New York, New York time on _________ __, 1998 and to the extent not exercised by such time Warrants shall become void.

     Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

     This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of Maryland.

     IN WITNESS WHEREOF, Security Capital Group Incorporated has caused this Warrant Certificate to be signed by its Chairman and by its Secretary, each by a facsimile of his signature, and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.


Dated:                        SECURITY CAPITAL GROUP INCORPORATED


                              By: ___________________________
                                  William D. Sanders
                                  Chairman


                              By: ___________________________
                                  Jeffrey A. Klopf
                                  Secretary

Countersigned:

THE FIRST NATIONAL BANK OF BOSTON
as Warrant Agent



By:____________________________
       Authorized Signatory

                          Form of Warrant Certificate

                                   [REVERSE]


     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring at 5:00 p.m., New York, New York time, on _______ __, 1998, unless extended, entitling the holder on exercise to receive shares of Class B Common Stock of the Company (the "Class B Shares"), and are issued pursuant to a Warrant Agreement dated as of _______ __, 1997 (the "Warrant Agreement"), duly executed and delivered by the Company to The First National Bank of Boston, as warrant agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

     Subject to the provisions of the Warrant Agreement, the holder of each Warrant shall have the right to purchase from the Company (and the Company shall issue and sell to such holder of the Warrant), at any time on any Business Day from 9:00 a.m. on ________ __, 1997 until 5:00 p.m., New York, New York time, on ___________ __, 1998, unless extended, one (or such other number as may result from adjustments as provided in the Warrant Agreement) fully paid, registered and nonassessable Class B Share at the Exercise Price (and any other securities or property purchasable upon exercise of such Warrant at the time of such exercise as provided in the Warrant Agreement). Warrants may be exercised by
(i) surrendering at any Warrant Agent Office this Warrant Certificate with the form of Election to Exercise set forth hereon duly completed and executed and
(ii) paying in full the Warrant Exercise Price for each such Warrant exercised and any other amounts required to be paid pursuant to the Warrant Agreement in United States dollars by certified or official bank check to the order of the Company.

     If all of the items referred to in the last sentence of the preceding paragraph are received by the Warrant Agent at or prior to 2:00 p.m., New York, New York time, on a Business Day, the exercise of the Warrant to which such items relate will be effective on such Business Day. If any items referred to in the last sentence of the preceding paragraph are received after 2:00 p.m., New York, New York time, on a Business Day, the exercise of the Warrants to which such item relates will be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on ___________ __, 1998, unless extended, if all of the items referred to in the last sentence of the preceding paragraph are received by the Warrant Agent at or prior to 5:00 p.m., New York, New York time, on such expiration date, the exercise of the Warrants to which such items relate will be effective on such expiration date.

     As soon as practicable after the exercise of any Warrant or Warrants, the Company shall issue or cause to be issued to or upon the written order of the registered holder of this Warrant

Certificate a certificate or certificates representing the Warrant Shares to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder pursuant to the Election to Exercise, as set forth on the reverse of this Warrant Certificate. Such certificate or certificates representing the Warrant Shares shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such Warrant Shares as of the close of business on the exercise date.

     The Warrant Agreement provides that upon the occurrence of certain events the number and kind of Warrant Shares for which a Warrant may be exercised (the "Exercise Rate") may, subject to certain conditions, be adjusted. No fractions of a Class B Share will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

     Warrant Certificates, when surrendered at the office of the Warrant
Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

     Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                          Form of Election to Purchase

                   (To Be Executed Upon Exercise of Warrant)

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive ____ Class B Shares and herewith (check item) tenders payment for such shares to the order of the Company, in the amount of $____ per Class B Share in accordance with the terms hereof, as follows:

     [_]  $____________ in cash; or

     [_]  $____________ by wire transfer of immediately available funds;
          or

     [_] $ ___________ by certified or official bank check to the order of the Company.

     The undersigned requests that a certificate for such shares be registered in the name of ________________, whose address is _____________________ and that such shares be delivered to ________________________ whose address is
__________________.

     If said number of shares is less than all of the Class B Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of _________, whose address is ______________, and that such Warrant Certificate be delivered to ___________________, whose address is _________________________.

                                   Signature(s): _______________________________

                                           Note: The above signature(s) must
                                                 correspond with the name
                                                 written upon the face of this
                                                 Warrant Certificate in every
                                                 particular, without alteration
                                                 or enlargement or any change
                                                 whatsoever. If this Warrant is
                                                 held of record by two or more
                                                 joint owners, all such owners
                                                 must sign.

Date: _______________

Signature Guaranteed*: _____________________________

*Note: The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee programs:

          (1)  The Securities Transfer Agent Medallion Program (STAMP);

          (2)  The New York Stock Exchange Medallion Program (MSP); or

          (3)  The Stock Exchange Medallion Program (SEMP).

                                ASSIGNMENT FORM


     To assign this Warrant, fill in the form below: (I) or (we) assign and transfer this Warrant to

_______________________________________________________________________________
(Insert assignee's soc. sec. or tax I.D. no.)

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint __________________________ to transfer this Warrant on the books of the Company. The agent may substitute another to act for him.

____________________________________________

                              Signature(s): ____________________________________

                                      Note: The above signature(s) must
                                            correspond with the name written
                                            upon the face of this Warrant
                                            Certificate in every particular,
                                            without alteration or enlargement or
                                            any change whatsoever. If this
                                            Warrant is held of record by two or
                                            more joint owners, all such owners
                                            must sign.

Date: _______________

Signature Guaranteed*: ___________________________

*Note: The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee programs:

          (1)  The Securities Transfer Agent Medallion Program (STAMP);

          (2)  The New York Stock Exchange Medallion Program (MSP); or

          (3)  The Stock Exchange Medallion Program (SEMP).